Exhibit (a)(4)

Investor Presentation Robert Vrij President and CEO Hal Covert CFO

Forward Looking Statements Forward Looking Statements Certain statements made in this communication indicating the Company's or management's intentions, beliefs, expectations, plans, prospects, or predictions for the future are forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual or future results to differ materially from those suggested by the forward-looking statements, and readers are cautioned not to place undue reliance upon these forward-looking statements. These forward-looking statements are based on the opinions and estimates of management at the time the statements were made and are subject to a number of risks, assumptions and uncertainties that could cause Openwave's actual or future results to differ materially from those suggested by the forward-looking statements, including: the ability to execute Openwave's stand-alone plan; the ability to achieve revenues from products and services initiatives under the stand-alone plan; competitive and pricing pressures; losing customers, failing to acquire new customers or reduction in revenue from existing customers; continuous consolidation in the industry; the results of Harbinger's offer; the risk that Openwave customers may delay or refrain from purchasing Openwave products due to uncertainties about Openwave's future and the availability of product support and upgrades; the risk that employees may pursue other employment opportunities; and the outcome of litigation related to Harbinger's offer or to the Board's rejection of the offer; and other risks referenced from time to time in Openwave's filings with the SEC, which are available without charge at http://www.sec.gov or from Openwave's Web site at http://www.openwave.com. Notice for Openwave Stockholders and Interested Parties This communication relates to the unsolicited tender offer commenced May 22, 2007 by Oreo Acquisition Co. LLC, Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund, L.P. Stockholders and other interested parties are urged to read Openwave's Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission (the “SEC”) on June 4, 2007, as it may be amended from time to time, carefully and in its entirety because it contains important information. Stockholders of Openwave and other interested parties may obtain, free of charge, copies of Openwave's Schedule 14D-9 and other documents filed by Openwave with the SEC at the SEC’s web site at http://www.sec.gov or at the Investor Relations section of the Openwave web site at http://www.openwave.com, and will also be available, without charge, by directing requests to Openwave's Investor Relations department. © 2007 Openwave Systems Inc.

© 2007 Openwave Systems Inc. 3 Table of Contents Situation Update Business / Products Update Financial Update

© 2007 Openwave Systems Inc. 4 Situation Update

Situation Update Company turning from strategic alternatives exploration to focus on stand-alone strategic plan Board recommends against Harbinger proposal Board authorized $100 million special cash dividend Restructuring plan Reduce operating expense structure from $60 million to $45 million Targeted reduction-in-force of approximately 20% Breakeven revenue level approximately $75 million per quarter Loyal customer base Management team has been in constant dialog with key customers Continued support for Openwave’s strategic direction and products Employees “Town Hall” meetings with employees to elaborate on restructuring plan Key employees part of go-forward team Streamlined management team © 2007 Openwave Systems Inc. 5

 Harbinger Proposal © 2007 Openwave Systems Inc. Stand-alone plan provides greater value Sustainable growth in revenue and profit Sharpening the Company’s focus on core product lines Harbinger’s unsolicited partial tender offer is inadequate and coercive Offer is only for 49% of shares Does not provide full and fair value for all shares Offer subject to 13 closing conditions Stub equity stockholders at a disadvantage Greatly reduced float makes the stock less liquid Limited ability for change of control premium BridgePort acquisition is dilutive to current stockholders 6 Board Recommends Stockholders Reject the Harbinger Proposal

Organizational Chart © 2007 Openwave Systems Inc. President & CEO Field Operations CAO CTO Corporate Marketing Product Management Engineering 7 Robert Vrij assumed CEO position on March 23rd Primary focus is on products and engineering Key functions report directly to CEO

© 2007 Openwave Systems Inc. 8 Business / Products Update

Leading Market Position in Communications Software 70+ Mobile Operator Customers Worldwide 50+ Handset Manufacturer Customers Worldwide 40+ Broadband Operator Customers Worldwide Openwave has executed more than 1 Trillion WAP 1.x and 2.x transactions Over 1.4 Billion handsets have shipped with the Openwave Mobile Browser Data and Messaging gateways are deeply integrated within the operators’ core infrastructure Market Leader Market Leader(1) Market Leader _____________ (1) Handset segment market share excludes captive client software providers. 9 © 2007 Openwave Systems Inc. Openwave messaging systems manage over 1 Billion messages daily

50+ Handset Vendors 70+ Mobile Operators 40+ Broadband Providers 10 © 2007 Openwave Systems Inc. With Deep Customer Relationships

Mobile Data Gateway Market Environment Market shift from WAP to HTML traffic Driven by formatting and user experience on handsets and other devices Opportunity Increase market share by partnering – technology/channels Expand into open web intermediation and service delivery over HTTP/HTML Turn position as web intermediary into focal point for mobile advertising Position Gateway as the “content delivery infrastructure” Product Readiness Planned product GA in fiscal Q1 2008 11 © 2007 Openwave Systems Inc.

Mobile Data Gateway 12 Total TAM of approximately $1 billion comprised of Mobile Gateway, Content Optimization, Mobile Advertising Target market share of +15% by 2012 Typical customer looking for lower TCO and Open-Internet reformatting Unique value proposition Dramatically lower TCO compared to old-generation products Plug-In platform for new services ROI/TCO Dramatically lower TCO: hardware up to 1/10 the old products cost, easier to install, upgrade and manage ROI: Targeted return on investment under one year Rapid new service introduction drives data ARPU © 2007 Openwave Systems Inc.

Integrated Messaging 13 Market Environment Strong incumbency in broadband email in the US Market opportunity in integrated mobile messaging  Growth opportunity by consolidating messaging silos (SMS, Email, IM) Opportunity Common “Consolidation and Value-add Platform” to penetrate Mobile segment Value-added messaging application infrastructure building on SMS, MMS, Mobile IM, Email and Voicemail Extending the reach of mobile operators “off-deck” – to the public Internet Product Readiness Planned product GA in fiscal Q2 2008 © 2007 Openwave Systems Inc.

Integrated Messaging 14 Total TAM of approximately $2.4 billion by 2009 Target market share of +10% by 2011 Typical mobile customer desires unified experience – MMS, SMS, Voicemail, Mobile-IM and Email Unique Value Proposition All-IP platform, multiple service plug-ins and end-to-end product delivery ROI/TCO Return on investment less than 12 months Multiple service delivery capability drives higher data ARPU © 2007 Openwave Systems Inc.

Client Applications 15 Market Environment Market transitioning from WAP to Web-based HTML Driven by Open-Internet browsing Opportunity Light-weight, full-Internet capable browser Triple browser ASP Personalized browser experience Emerging non-phone market such as 4G devices Product Readiness Planned product GA in fiscal Q2 2008 © 2007 Openwave Systems Inc.

Client Applications 16 Total TAM of approximately $350 million in 2009 Target market share of +25% Customers require new browser and/or Widget engine Unique value proposition Full AJAX platform and plug-in framework for personalizing browsing experience Standards based (AJAX) for extension development End-to-end capability ROI/TCO Standards-based platform Unique personalization capabilities © 2007 Openwave Systems Inc.

Summary © 2007 Openwave Systems Inc. 17 Lead market in next generation solutions Paradigm shift in TCO Enhance data ARPU Focus on core product offering Gateway Messaging Client Location Develop key partnerships Technology Channels Superior value proposition Functionality Professional services Support

© 2007 Openwave Systems Inc. 18 Financial Update

Fiscal Q4, 2007 Update © 2007 Openwave Systems Inc. Revenue – similar to FQ3 Gross Margin (Non-GAAP) - 58%-59% Operating Expense - $55-$57 million DSO - 100 days 19 FQ4, 2007 Outlook (April conference call) On target On target On target – June 30, 07 exit rate $45M On target Today Targeting 1:1 book to bill, however risk in achievement $30 million in additional Non-GAAP cash related charges Other

Long-term Financial Model Long-term Operating Model Long –Term Model Revenue Growth 15%-20% Gross Margin 63%-65% R&D Expense 15%-20% Sales & Marketing Exp. 20%-25% G&A Expense Operating Profit 15%-16% Percent of Revenue +/- Normalized Margin License 35% 94%-98% Maintenance & Support 20% 66%-68% Professional Services 25% 23%-28% Projects 10% 50%-60% Content 10% 55%-60% Long-term Revenue and Gross Margin Model 20 © 2007 Openwave Systems Inc. 8%-10%

Fiscal 2008 Plan © 2007 Openwave Systems Inc. Revenue Forecasted in the $300 million range Sequential revenue growth throughout year Gross Margin (Non-GAAP) Targeting 59%-60%, improving over course of year Operating Expenses (Non-GAAP) Flat $45 million quarterly run rate starting with Q1 Break-even bottom line (Non-GAAP) Cash Cash neutral from operations $35 million in restructured rent and capital expenditures Bookings Targeting 1:1 book to bill ratio Book to bill in 1H 2008 likely less than 1:1 21

Fiscal 2009 Outlook © 2007 Openwave Systems Inc. Revenue Forecasted in the $360 million range Gross Margin (Non-GAAP) Targeting 60%-62%, continuing improvement over the year Operating Expenses (Non-GAAP) $45-$48 million quarterly run rate with majority of increase in Q4 Net Income in 8-10% range (Non-GAAP) Cash Cash positive excluding debt repayment Bookings Target book to bill ration of 1:1 22

Cash © 2007 Openwave Systems Inc. Openwave’s board authorized $100 million special cash dividend Record date: 6/15/07 Payment date: 7/2/07 During 2007 Openwave will have returned $200 million to shareholders Projecting cash neutral from operations for fiscal 2008 $35 million cash used for restructured rent and capital expenditures Cash and investments balance excluding debt at fiscal year end approximately $100 million $150 million convertible debt due in September 2008 Post debt payoff projected cash balance approximately $100 million Start building meaningful cash reserves from operations in F2010 23

Summary © 2007 Openwave Systems Inc. Fiscal 2008 Sequential quarterly revenue growth Break-even performance Cash neutral from operations Fiscal 2009 Revenue and margin growth driven by new products 24

© 2007 Openwave Systems Inc. 25 Q&A